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                                                                   EXHIBIT 99.1

                             STATION CASINOS, INC.
                           STOCK COMPENSATION PROGRAM
                     (AMENDED AND RESTATED AS OF MAY 24, 1999)

    1. PURPOSE. This Station Casinos, Inc. Stock Compensation Program ("Program") is intended to secure for Station Casinos, Inc. ("Company") and its subsidiaries and its stockholders the benefits arising from ownership of the Company's common stock ("Common Stock") by those selected key individuals of the Company and its subsidiaries who will be responsible for the future growth of such corporations. The Program is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide key individuals with an additional incentive to contribute to the success of the corporations.

    2. ELEMENTS OF THE PROGRAM. In order to maintain flexibility in the award of stock benefits, the Program is composed of four parts. The first part is the Incentive Stock Option Plan ("Incentive Plan") under which are granted incentive stock options ("Incentive Options"). The second part is the Compensatory Stock Option Plan ("Nonqualified Plan") under which are granted nonqualified stock options ("Nonqualified Options"). The third part is the Restricted Shares Plan ("Restricted Plan") under which are granted restricted shares of Common Stock. The fourth part is the Nonemployee Directors Stock Option Plan ("Nonemployee Plan") under which nonemployee directors are granted nonqualified stock options. The Incentive Plan, Nonqualified Plan, Restricted Plan, and Nonemployee Plan are included herein as Part I, Part II, Part III, and Part IV respectively, and are collectively referred to herein as the "Plans". The grant of an option or restricted share under one of the Plans shall not be construed to prohibit the grant of an option or restricted share under any of the other Plans, except that a grant to a nonemployee director may only be made under Part IV.

    3. APPLICABILITY OF GENERAL PROVISIONS. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Stock Compensation Program set forth below.

    4. ADMINISTRATION OF THE PLANS. The Plans shall be administered, construed, governed, and amended in accordance with their respective terms PROVIDED, HOWEVER, in no case shall any action be taken by the Program Administrators (as defined below) if such action would result in the loss of "disinterested administrator" status, within the meaning of Rule 16b-3, as promulgated by the Securities and Exchange Commission ("SEC") under Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act"), or any successor rule or regulation thereto, as such Rule is amended or applied from time to time ("SEC Rule 16b-3"), of any director who is a member of the Committee (as defined below).

                GENERAL PROVISIONS OF STOCK COMPENSATION PROGRAM

    Article 1. ADMINISTRATION. The program shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board, consisting of not less than two directors of the Company who are "disinterested" directors within the meaning of SEC Rule 16b-3 (the "Committee"); provided, however, that if not all members of the Board are "disinterested" directors, then the Board shall appoint such a Committee; PROVIDED, FURTHER, HOWEVER, that the Committee may be comprised solely of two or more "outside directors" within the meaning of Code Section 162(m) and the regulations thereunder, as amended from time to time, ("Code Section 162(m)") to effect grants that are intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m)". Notwithstanding the foregoing, prior to the date the Company first registers the Common Stock under Section 12 of the Exchange Act, as amended, the Program shall be administered by the Board or by a

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committee thereof without regard to the "disinterestedness" of members of the
Board or such committee. Subject to the foregoing limitations, as applicable, the Board may from time to time remove members from the Committee, fill all vacancies on the Committee, however caused, and may select one of the members of the Committee as its Chairman. The members of the Board or Committee, when acting to administer the Program, are herein collectively referred to as the "Program Administrators."

    The Program Administrators shall hold meetings at such times and places as they may determine, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Program. Any action of the Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators.

    Article 2. AUTHORITY OF PROGRAM ADMINISTRATORS. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority, in their absolute discretion, to, except with regard to awards under Part IV: (a) construe and interpret the Program; (b) define the terms used herein; (c) determine the individuals to whom options and restricted shares shall be granted under the Program; (d) determine the time or times at which options and restricted shares shall be granted under the Program; (e) determine the number of shares subject to each option and restricted share, the option price, and the duration of each option granted under the Program; (f) determine all of the other terms and conditions of options and restricted shares granted under the Program; and (g) make all other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program; PROVIDED, HOWEVER, in no case shall any action be taken by the Program Administrators if such action would result in the loss of the SEC Rule 16b-3 "disinterested administrator" status of any director who is a member of the Committee. All decisions, determinations, and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program and on their legal representatives, heirs, and beneficiaries; PROVIDED, HOWEVER, that without approval by the stockholders of the Company representing a majority of the voting power, no amendment or revision shall (a) materially increase the maximum number of shares that may be issued under this Program; (b) change the minimum purchase price for shares under Section 4 of Plans I, II and IV;
(c) increase the maximum term established under the Plans for any option or restricted share; (d) materially modify the requirements as to eligibility for participation in the Program; (e) change the term of the Program described in Article 5 of these General Provisions; or (f) materially increase the benefits accruing to participants under the Program; provided that no stockholder approval shall be required to materially increase the benefits accruing to participants under the Nonemployee Plan.


    Article 3. MAXIMUM NUMBER OF SHARES SUBJECT TO THE PROGRAM. The maximum aggregate number of shares of Common Stock subject to the Program shall be 10,807,000 shares. The shares of Common Stock to be issued upon exercise of an option, to the extent exercised for shares of Common Stock, or issued as restricted shares may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any of the options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program. If the conditions associated with the grant of restricted shares are not achieved within the period specified for satisfaction of the applicable conditions, or if the restricted share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such restricted shares shall cease to reduce the number of shares available for purposes of the Program.

    The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options or transfer of restricted shares under the Program, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

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    Article 4.  ELIGIBILITY AND PARTICIPATION.  Officers, key employees, directors (whether employees or nonemployees), and independent contractors or consultants of the Company or its subsidiaries who are responsible for or contribute to the management, growth, or profitability of the business of the Company or its subsidiaries shall be eligible for selection by the Program Administrators to participate in Part I, Part II and/or Part III of the Program. However, Incentive Options may be granted under the Incentive Plan only to a person who is an employee of the Company or its subsidiaries. An employee may be granted Nonqualified Options under the Program; provided, however, that the grant of Nonqualified Options and Incentive Options to an employee shall be the grant of separate options and each Nonqualified Option and each Incentive Option shall be specifically designated as such in accordance with applicable provisions of the Treasury regulations. Only nonemployee directors are eligible to receive grants under Part IV of the Program.

    Article 5. EFFECTIVE DATE AND TERM OF PROGRAM. The Program shall become effective upon its adoption by the Board of Directors of the Company subject to approval of the Program by a majority of the stockholders of the Company voting in person or by proxy at a meeting of stockholders following adoption of the Program by the Board of Directors, which vote shall be taken within 12 months of adoption of the Program by the Company's Board of Directors; provided, however, that options and restricted shares may be granted under this Program prior to obtaining stockholder approval of the Program, but any such options or restricted shares shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The Program shall continue in effect for a term of 10 years unless sooner terminated under Article 7 of these General Provisions.

    Article 6. ADJUSTMENTS. If the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options and restricted shares may be granted under this Program. A corresponding adjustment changing the number and kind of shares allocated to unexercised options, restricted shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

    Article 7. TERMINATION AND AMENDMENT OF PROGRAM. The Program shall terminate 10 years from the date such program is adopted by the Board of Directors, or the date such program is approved by the stockholders, whichever is earlier, or shall terminate at such earlier time as the Board of Directors may so determine. No options or restricted shares shall be granted under the Program after that date. Subject to the limitation contained in Article 8 of these General Provisions, the Plan Administrators may at any time amend or revise the terms of the Program, including the form and substance of the option and restricted share agreements to be used hereunder; PROVIDED, HOWEVER, that the terms and provisions of the Program which determine the eligibility of nonemployee directors to receive grants under Part IV and the amount, price and timing of the formula grants under such Part IV shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, (the "Code"), the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; PROVIDED, FURTHER, HOWEVER, that without approval by the stockholders of the Company representing a majority of the voting power (as contained in Article 5 of these General Provisions) no amendment or revision shall (a) materially increase the maximum number of shares that may be issued under this Program; (b) change the minimum purchase price for shares under Section 4 of Plans I, II and IV; (c) increase the maximum term established under the Plans for any option or restricted share;
(d) materially modify the requirements as to eligibility for participation in the Program; (e) change the term of the Program described in Article 5 of these General Provisions; or (f) materially increase the

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benefits accruing to participants under the Program; provided that no stockholder approval shall be required to materially increase the benefits accruing to participants under the Nonemployee Plan. In addition, no such amendment or revision shall be effective if it would disqualify the Program from the exemptions provided by SEC Rule 16b-3.

    Article 8. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension, or termination of the Program shall, without the consent of the individual who has received an option or restricted share, alter or impair any of that person's rights or obligations under any option or restricted share granted under the Program prior to that amendment, suspension, or termination.

    Article 9. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any option granted pursuant to the terms of this Program or the achievement of any conditions specified in any restricted share granted pursuant to the terms of this Program, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option or the satisfaction of his or her restricted share conditions until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option or satisfaction of any conditions with respect to a restricted share unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

    Article 10. RESERVATION OF SHARES OF COMMON STOCK. The Company, during the term of this Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Company will from time to time, as is necessary to accomplish the purposes of this Program, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the stock as to which the requisite authority shall not have been obtained.

    Article 11. TAX WITHHOLDING. The exercise of any option or the satisfaction of the conditions imposed upon any restricted share granted under this Program is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option or the satisfaction of the conditions imposed upon the restricted share shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

    Article 12. SEC COMPLIANCE. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Program are intended to comply with all applicable conditions of SEC Rule 16b-3. To the extent any provision of the Program or any action of the Program Administrators fails to comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. If a person subject to Section 16 of the Exchange Act exercises his or her rights under a grant under the Program or receives unrestricted Common Stock through a grant under Part III of the Program before six months have passed from the date of the grant, the Company shall hold in its custody any resulting stock certificate until six months has passed from the date of the grant.

    Article 13. GOVERNING LAW. The validity, construction, interpretation and effect of the Program shall exclusively be governed by and determined in accordance with the law of the State of Nevada (without reference to the principles of conflict of laws thereof), except to the extent preempted by federal law which shall govern to that extent.

    Article 14. MAXIMUM NUMBER OF OPTIONS GRANTED IN ANY CALENDAR YEAR. Notwithstanding any other provision of the Program, the number of shares of Common Stock underlying Incentive Options and Nonqualified Options granted under the Incentive Plan and the Nonqualified Plan of the Program, respectively, in any calendar year to any individual participating in the Program shall not exceed the maximum number of shares issuable under the Program.

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                                     PLAN I
                             STATION CASINOS, INC.
                          INCENTIVE STOCK OPTION PLAN

    Section 1. PURPOSE. The purpose of this Station Casinos, Inc. Incentive Stock Option Plan ("Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant options to purchase shares of its Common Stock. The Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide key individuals with an additional incentive to contribute to the success of the Company. The Company intends that options granted pursuant to the provisions of the Plan (the "Incentive Options") will qualify as "incentive stock options" within the meaning of Code Section 422 or any successor to such section. This Plan is Part I of the Program. Unless any provision herein indicates to the contrary, this Plan shall be subject to the General Provisions of the Program.

    Section 2. INCENTIVE OPTION TERMS AND CONDITIONS. The terms and conditions of Incentive Options granted under the Plan may differ from one another as the Program Administrators shall, in their discretion, determine as long as all Incentive Options granted under the Plan satisfy the requirements of the Plan.

    Section 3. DURATION OF INCENTIVE OPTIONS. Each Incentive Option and all rights thereunder granted pursuant to the terms of the Plan shall expire on the date determined by the Program Administrators, but in no event shall any Incentive Option granted under the Plan expire later than 10 years from the date on which the Incentive Option is granted. However, notwithstanding the above portion of this Section 3, if at the time the Incentive Option is granted the grantee ("Optionee") owns or would be considered to own by reason of Code
Section 424(d) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, such Incentive Option shall expire not more than 5 years from the date the Incentive Option is granted. In addition, each Incentive Option shall be subject to early termination as provided in the Plan.

    Section 4. PURCHASE PRICE. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any Incentive Option shall not be less than the fair market value of the shares at the time of the grant of the Incentive Option. Fair market value ("Fair Market Value") shall be determined by the Program Administrators on the basis of such factors as they deem appropriate; provided, however, that Fair Market Value on any day shall be deemed to be, if the Common Stock is traded on a national securities exchange, the closing price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange, or, if the stock is included on the composite tape, the composite tape. In each case, the Plan Administrators' determination of Fair Market Value shall be conclusive.

    Notwithstanding the above portion of this Section 4, if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Code Section 424(d) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Option is granted.

    Section 5. MAXIMUM AMOUNT OF INCENTIVE OPTIONS EXERCISABLE IN ANY CALENDAR YEAR. Notwithstanding any other provision of this Plan, the aggregate Fair Market Value (determined at the time any Incentive Option is granted) of the Common Stock with respect to which Incentive Options become exercisable for the first time by any employee during any calendar year under all stock option plans of the Company and its subsidiaries shall not exceed $100,000.

    Section 6. EXERCISE OF INCENTIVE OPTIONS. Each Incentive Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Program Administrators. No Incentive Option may be exercised for a fraction of a share of Common Stock. The

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purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or by shares of Common Stock, if permitted by the Program Administrators, or by a combination of cash, check, or shares of Common Stock, at the time of exercise of the Incentive Option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Program Administrators in accordance with Section 4 of this Plan. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of an Incentive Option to satisfy the exercise price for additional Incentive Options.

    Section 7. REORGANIZATION. In the event of the dissolution or liquidation of the Company, any Incentive Option granted under the Plan shall terminate as of a date to be fixed by the Plan Administrators; provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such Incentive Option shall have previously expired) to exercise any Incentive Option, including any Incentive Option that would not otherwise be exercisable by reason of an insufficient lapse of time.

    In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

        (a) if there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding Incentive Options for options of another corporation, then exercise and termination provisions equivalent to those described in this
    Section 7 shall apply; or

        (b) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding Incentive Options for options of another corporation, then the Plan Administrators shall adjust the outstanding unexercised Incentive Options (and shall adjust the Incentive Options remaining under the Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

The term "Reorganization" as used in this Section 7 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

    Adjustments and determinations under this Section 7 shall be made by the Plan Administrators, whose decisions as to such adjustments or determinations shall be final, binding, and conclusive.

    Section 8. WRITTEN NOTICE REQUIRED. Any Incentive Option granted pursuant to the terms of the Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Incentive Option and full payment for the shares with respect to which the Incentive Option is exercised has been received by the Company.

    Section 9. COMPLIANCE WITH SECURITIES AND GAMING LAWS. Shares of Common Stock shall not be issued with respect to any Incentive Option granted under the Plan unless the exercise of that Incentive Option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the

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shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her Incentive Option restricting their transferability as required by law or by this section 9. Finally, shares of Common Stock shall not be issued with respect to any Incentive Option granted under the Plan unless the exercise of that Incentive Option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of gaming laws or regulations and any registration, approval, or action thereunder.

    Section 10. EMPLOYMENT OF OPTIONEE. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her Incentive Option, that he or she will remain in the employment of the Company or its subsidiary corporations following the date of the granting of that Incentive Option for a period specified by the Program Administrators. Nothing in the Plan or in any Incentive Option granted hereunder shall confer upon any Optionee any right to continued employment by the Company or its subsidiary corporations or limit in any way the right of the Company or its subsidiary corporations at any time to terminate or alter the terms of that employment.

    Section 11. INCENTIVE OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If an Optionee ceases to be employed by the Company or any subsidiary corporation for any reason other than death or disability, his or her Incentive Option shall immediately terminate; provided, however, that the Program Administrators may, in their discretion, allow the Incentive Option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the Incentive Option or the Plan otherwise provides for earlier termination.

    Section 12. INCENTIVE OPTION RIGHTS UPON DISABILITY. If an Optionee becomes disabled within the meaning of Code Section 22(e)(3) while employed by the Company or any subsidiary corporation, the Program Administrators, in their discretion, may allow the Incentive Option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the Incentive Option or the Plan otherwise provides for earlier termination.

    Section 13. INCENTIVE OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Program Administrators at the time of the grant of an Incentive Option, if an Optionee dies while employed by the Company or any subsidiary corporation, or within three months after ceasing to be an employee thereof, his or her Incentive Option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the Incentive Option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the Incentive Option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the Incentive Option at the date of death.

    Section 14. INCENTIVE OPTIONS NOT TRANSFERABLE. Incentive Options granted pursuant to the terms of the Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee. No such Incentive Options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.

    Section 15.  ADJUSTMENTS TO NUMBER AND PURCHASE PRICE OF OPTIONED
SHARES. All Incentive Options granted pursuant to the terms of this Plan shall be adjusted in the manner prescribed by Article 6 of the General Provisions of this Program.

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                                    PLAN II
                             STATION CASINOS, INC.
                         COMPENSATORY STOCK OPTION PLAN

    Section 1. PURPOSE. The purpose of this Station Casinos, Inc. Compensatory Stock Option Plan ("Plan") is to permit the Company to grant options to purchase shares of its Common Stock. The Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide key individuals with an additional incentive to contribute to the success of the Company. Any option granted pursuant to this Plan (a "Nonqualified Option") shall be clearly and specifically designated as not being an incentive stock option, as defined in Code Section 422. This Plan is Part II of the Program. Unless any provision herein indicates to the contrary, this Plan shall be subject to the General Provisions of the Program.

    Section 2. NONQUALIFIED OPTION TERMS AND CONDITIONS. The terms and conditions of Nonqualified Options granted under this Plan may differ from one another as the Program Administrators shall in their discretion determine as long as all Nonqualified Options granted under the Plan satisfy the requirements of the Plan.

    Section 3. DURATION OF NONQUALIFIED OPTIONS. Each Nonqualified Option and all rights thereunder granted pursuant to the terms of this Plan shall expire on the date determined by the Program Administrators, but in no event shall any Nonqualified Option granted under the Plan expire later than 10 years from the date on which the Nonqualified Option is granted. In addition, each Nonqualified Option shall be subject to early termination as provided in the Plan.

    Section 4. PURCHASE PRICE. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any Nonqualified Option shall not be less than the fair market value of the shares at the time of the grant of the Nonqualified Option. Fair market value ("Fair Market Value") shall be determined by the Program Administrators on the basis of such factors as they deem appropriate; provided, however, that Fair Market Value on any day shall be deemed to be, if the Common Stock is traded on a national securities exchange, the closing price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange, or, if the stock is included on the composite tape, the composite tape. In each case, the Program Administrators' determination of Fair Market Value shall be conclusive.

    Section 5. EXERCISE OF NONQUALIFIED OPTIONS. Each Nonqualified Option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators. No Nonqualified Option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or by shares of Common Stock, if permitted by the Program Administrators, or by a combination of cash, check, or shares of Common Stock, at the time of exercise of the Nonqualified Option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Program Administrators in accordance with Section 4 of this Plan. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of a Nonqualified Option to satisfy the exercise price for additional Nonqualified Options.

    Section 6. REORGANIZATION. In the event of the dissolution or liquidation of the Company, any Nonqualified Option granted under the Plan shall terminate as of a date to be fixed by the Program Administrators; provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such Nonqualified Option shall have previously expired) to exercise any Nonqualified Option, including any Nonqualified Option that would not otherwise be exercisable by reason of an insufficient lapse of time.

    In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

        (a) if there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding Nonqualified Options for options of another corporation, then exercise and termination provisions equivalent to those described in this
    Section 6 shall apply; or

        (b) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding Nonqualified Options for options of another corporation, then the Program Administrators shall adjust the outstanding unexercised Nonqualified Options (and shall adjust the Nonqualified Options remaining under the Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

The term "Reorganization" as used in this Section 6 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

    Adjustments and determinations under this Section 6 shall be made by the Program Administrators, whose decisions as to such adjustments or determinations shall be final, binding, and conclusive.

    Section 7. WRITTEN NOTICE REQUIRED. Any Nonqualified Option granted pursuant to the terms of this Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Nonqualified Option and full payment for the shares with respect to which the Nonqualified Option is exercised has been received by the Company.

    Section 8. COMPLIANCE WITH SECURITIES AND GAMING LAWS. Shares shall not be issued with respect to any Nonqualified Option granted under the Plan unless the exercise of that Nonqualified Option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her Incentive Option restricting their transferability as required by law or by this Section 8. Finally, shares of Common Stock shall not be issued with respect to any Nonqualified Option granted under the Plan unless the exercise of that Nonqualified Option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of gaming laws or regulations and any registration, approval, or action thereunder.

    Section 9. CONTINUED EMPLOYMENT OR SERVICE. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of the granting of his or her Nonqualified Option, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that Nonqualified Option for a period specified by the Program Administrators. Nothing in this Plan or in any Nonqualified Option granted hereunder shall confer upon any Optionee any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

    Section 10. NONQUALIFIED OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT OR SERVICE. If an Optionee under this Plan ceases to be employed by, or provide services to, the Company or any of its subsidiaries for any reason other than death or disability, his or her Nonqualified Option shall immediately terminate; provided, however, that the Program Administrators may, in their discretion, allow the Nonqualified Option to be exercised, to the extent exercisable on the date of termination of employment or service, at any time within three months after the date of termination of employment or service, unless either the Nonqualified Option or this Plan otherwise provides for earlier termination.

    Section 11. NONQUALIFIED OPTION RIGHTS UPON DISABILITY. If an Optionee becomes disabled within the meaning of Code Section 22(e)(3) while employed by the Company or any subsidiary corporation, the Program Administrators, in their discretion, may allow the Nonqualified Option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the Nonqualified Option or the Plan otherwise provides for earlier termination.

    Section 12. NONQUALIFIED OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Program Administrators at the time of the grant of a Nonqualified Option, if an Optionee dies while employed by, or providing services to, the Company or any of its subsidiaries, his or her Nonqualified Option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the Nonqualified Option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the Nonqualified Option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the Nonqualified Option at the date of death.

    Section 13. NONQUALIFIED OPTIONS NOT TRANSFERABLE. Nonqualified Options granted pursuant to the terms of this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee. No such Nonqualified Options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.

    Section 14.  ADJUSTMENTS TO NUMBER AND PURCHASE PRICE OF OPTIONED
SHARES. All Nonqualified Options granted pursuant to the terms of this Plan shall be adjusted in a manner prescribed by Article 6 of the General Provisions of the Program.

                                    PLAN III
                             STATION CASINOS, INC.
                             RESTRICTED SHARE PLAN

    Section 1. PURPOSE. The purpose of this Station Casinos, Inc. Restricted Share Plan ("Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide key individuals with an additional incentive to contribute to the success of the Company. The Plan is Part III of the Program. Unless any provision herein indicates to the contrary, this Plan shall be subject to the general provisions of the Program.

    Section 2. TERMS AND CONDITIONS. The terms and conditions of restricted shares granted under the Plan ("Restricted Shares") may differ from one another as the Program Administrators shall, in their discretion, determine as long as all Restricted Shares granted under the Plan satisfy the requirements of the Plan.

    Each grant of Restricted Shares shall provide to the recipient ("Holder") the transfer of a specified number of shares of Common Stock of the Company that shall become nonforfeitable upon the achievement of specified service or performance conditions within a specified period ("Restriction Period") as determined by the Program Administrators. At the time that the Restricted Share is granted, the Program

Administrators shall specify the service or performance conditions and the period of duration over which the conditions apply.

    The Holder of Restricted Shares shall not have any rights with respect to such award, unless and until such Holder has executed an agreement evidencing the terms and conditions of the award ("Restricted Share Award Agreement"). Each individual who is awarded Restricted Shares shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the Holder and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

    The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Station Casinos, Inc., Restricted Share Plan and Restricted Share Award Agreement entered into between the registered owner and Station Casinos, Inc. Copies of such Plan and Agreement are on file in the offices of Station Casinos, Inc.

    The Program Administrators shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Shares, the Holder shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award. At the expiration of each Restriction Period, the Company shall redeliver to the Holder certificates held by the Company representing the shares with respect to which the applicable conditions have been satisfied.

    Section 3. AWARDS NOT TRANSFERABLE. During the Restriction Period, the Holder shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Shares awarded under the Plan, other than by will and the laws of descent and distribution.

    Section 4. RESTRICTED SHARE RIGHTS UPON EMPLOYMENT OR SERVICE. If a Holder terminates employment or service with the company prior to the expiration of the Restriction Period, any Restricted Shares granted to him subject to such Restriction Period shall be forfeited by the Holder and shall be transferred to the Company. The Plan Administrators may, in their sole discretion, accelerate the lapsing of, or waive, such restrictions in whole or in part based upon such factors and such circumstances as the Plan Administrators may determine, in their sole discretion, including, but not limited to, the Holder's retirement, death, or disability.

    Section 5. STOCKHOLDER RIGHTS. The Holder shall have, with respect to the Restricted Shares granted, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of unrestricted stock shall be delivered to the grantee promptly after, and only after, the Restriction Period in respect of such Restricted Shares shall expire without forfeiture, and any conditions with respect to such shares shall have been satisfied.

    Section 6. COMPLIANCE WITH SECURITIES AND GAMING LAWS. Shares shall not be issued under the Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Holder to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Holder shall consent to the imposition of a legend on the shares of Common Stock subject to his or her grant of Restricted Shares restricting their transferability as required by law or by this Section 6. Finally, shares of Common Stock shall not be issued and delivered under the Plan unless the issuance and delivery of those shares shall comply with all relevant provisions of gaming laws or regulations and any registration, approval, or action thereunder.

    Section 7. CONTINUED EMPLOYMENT OR SERVICE. Each Holder, if requested by the Program Administrators, must agree in writing as a condition of the granting of his or her Restricted Shares, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that Restricted Share for a period specified by the Program Administrators. Nothing in this Plan or in any Restricted Share granted hereunder shall confer upon any Holder any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

    Section 8. ADJUSTMENTS TO NUMBER OF RESTRICTED SHARES. All Restricted Shares granted pursuant to the terms of this Plan shall be adjusted in a manner prescribed by Article 6 of the General Provisions of the Program.

    Section 9. PERFORMANCE-BASED RESTRICTED SHARES. The Committee may also grant Restricted Shares that are subject to a risk of forfeiture if specified performance criteria are not met within a specified period ("Performance-Based Restricted Shares"). Performance-Based Restricted Shares shall be forfeited unless preestablished performance criteria specified by the Committee are met during the applicable restriction period. Performance-Based Restricted Shares subject to performance criteria are intended to be "qualified performance-based compensation" within the meaning of Code Section 162(m) and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Code Section 162(m). Until otherwise determined by the Committee, Performance-Based Restricted Shares shall become nonforfeitable upon the attainment of one or more preestablished levels of net income, earnings per share, total shareholder return, return on equity employed or cash flow. The payout of any Performance-Based Restricted Shares to any individual may be reduced, but not increased, based on the degree of attainment of the performance criteria or otherwise at the discretion of the Committee. Subject to adjustment under Section 8 of this Plan, all individuals in the aggregate may not receive in any calendar year Performance-Based Restricted Shares exceeding, in the aggregate, 1,000,000 shares of Common Stock and any one individual may not receive in any calendar year Performance-Based Restricted Shares exceeding 500,000 shares of Common Stock.

                                    PLAN IV
                             STATION CASINOS, INC.
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

    Section 1. PURPOSE. The purpose of this Station Casinos, Inc. Nonemployee Directors Stock Option Plan ("Plan") is to permit the Company to grant options to purchase shares of its Common Stock. The Plan is designed to help attract and retain the services of experienced and knowledgeable nonemployee directors and to provide such nonemployee directors with an additional incentive to contribute to the success of the Company. The Plan is intended to constitute a "formula plan" for purposes of SEC Rule 16b-3. Any option granted pursuant to this Plan (a "Director Option") shall be clearly and specifically designated as not being an incentive stock option, as defined in Code Section 422. This Plan is Part IV of the Program. Unless any provision herein indicates to the contrary, this Plan shall be subject to the General Provisions of the Program.

    Section 2. OPTION TERMS AND CONDITIONS. Each nonemployee director shall receive (a) a Director Option to acquire 10,000 shares of Common Stock upon his or her acceptance of an initial appointment to serve as a member of the Board and (b) a Director Option to acquire an additional 2,500 shares on each anniversary of such date if the nonemployee director is a member of the Board on such anniversary.

    Section 3. DURATION OF DIRECTOR OPTIONS. Each Director Option and all rights thereunder granted pursuant to the terms of this Plan shall expire 10 years from the date on which the Director Option is granted. In addition, each Director Option shall be subject to early termination as provided in the Plan.

    Section 4. PURCHASE PRICE. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any Director Option shall be the fair market value of the shares at the time of the grant of the Director Option. Fair market value ("Fair Market Value") shall be the closing price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal national securities exchange on which the Common Stock is traded, or if the stock is included on the composite tape, the composite tape. Notwithstanding the immediately preceding sentence, if a nonemployee director becomes a member of the Board prior to or upon the closing of the initial public offering of the Common Stock by the Company, the Fair Market Value of the shares at the time of the nonemployee director's initial appointment to the Board will be the initial public offering price of the Common Stock.

    Section 5. EXERCISE OF DIRECTOR OPTIONS. Each Director Option shall be exercisable upon the date of grant. The Director Option may be exercised for all or a portion of the shares of Common Stock subject to such Director Option, but no Director Option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash, by certified or cashier's check payable to the order of the Company, by shares of Common Stock, or by a combination of cash, check, or shares of Common Stock, at the time of exercise of the Director Option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined in accordance with Section 4 of this Plan. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of a Director Option to satisfy the exercise price for additional Director Options.

    Section 6. REORGANIZATION. In the event of the dissolution or liquidation of the Company, any Director Option granted under the Plan shall terminate as of the date of such dissolution or liquidation; provided that not less than 30 days' written notice of such date shall be given to each nonemployee director and each such nonemployee director shall have the right during such period (unless such Director Option shall have previously expired) to exercise any Director Option.

    In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

        (a) if there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding Director Options for options of another corporation, then exercise and termination provisions equivalent to those described in this
    Section 6 shall apply; or

        (b) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding Director Options for options of another corporation, then the outstanding unexercised Director Options shall be adjusted (as well the Director Options remaining under the Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

The term "Reorganization" as used in this Section 6 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

    Adjustments and determinations under this Section 6 shall be final, binding, and conclusive.

    Section 7. WRITTEN NOTICE REQUIRED. Any Director Option granted pursuant to the terms of this Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Director Option and full payment for the shares with respect to which the Director Option is exercised has been received by the Company.

    Section 8. COMPLIANCE WITH SECURITIES AND GAMING LAWS. Shares shall not be issued with respect to any Director Option granted under the Plan unless the exercise of that Director Option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The nonemployee directors may also be required to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each nonemployee director shall consent to the imposition of a legend on the shares of Common Stock subject to his or her Director Option restricting their transferability as required by law or by this Section 8. Finally, shares of Common Stock shall not be issued with respect to any Director Option granted under the Plan unless the exercise of that Director Option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of gaming laws or regulations and any registration, approval, or action thereunder.

    Section 9. CONTINUED SERVICE. Nothing in this Plan or in any Director Option granted hereunder shall confer upon any nonemployee director any right to continued membership on the Board.

    Section 10. DIRECTOR OPTION RIGHTS UPON TERMINATION OF BOARD SERVICE. If a nonemployee director who receives Director Options under this Plan ceases to be a member of the Board for any reason other than death or disability, his or her Director Option shall be exercisable at any time within three months after such date.

    Section 11. DIRECTOR OPTION RIGHTS UPON DISABILITY. If a nonemployee director who receives Director Options under this Plan becomes disabled within the meaning of Code Section 22(e)(3) while a member of the Board, his or her Director Option shall be exercisable at any time within one year after such date.

    Section 12. DIRECTOR OPTION RIGHTS UPON DEATH. If a nonemployee director who receives Director Options under this Plan dies while a member of the Board, his or her Director Option shall expire one year after the date of death unless by its terms it expires sooner. During this one year period, the Director Option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the nonemployee director's rights under the Director Option shall pass by will or by the laws of descent and distribution, but only to the extent that the nonemployee director is entitled to exercise the Director Option at the date of death.

    Section 13. DIRECTOR OPTIONS NOT TRANSFERABLE. Director Options granted pursuant to the terms of this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of a nonemployee director only by that nonemployee director. No such Director Options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.

    Section 14.  ADJUSTMENTS TO NUMBER AND PURCHASE PRICE OF OPTIONED
SHARES. All Director Options granted pursuant to the terms of this Plan shall be adjusted in a manner prescribed by Article 6 of the General Provisions of the Program.